CleanSpark Announces Agreement with ESG-Focused Crypto-Miner, Coinmint

CleanSpark and Coinmint to Collaborate on Goal of Mining with Zero Carbon Footprint

SALT LAKE CITY, July 14, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company” or “CleanSpark”), a diversified software, services and Bitcoin mining company, today announced that it has entered into an agreement with a new partner, Coinmint, pursuant to which it expects to deploy nearly 25 MW of its highly efficient Bitmain S19 Pro miners at a location operated by Coinmint.

CleanSpark plans to deploy approximately 750 PH/s in hashrate capacity at Coinmint’s facility in Massena, New York between July and September 2021. To support this hashrate, Coinmint has agreed to provide 25 MW of power, provide operations support and commit to 98% uptime. The Company expects this agreement to rapidly increase its overall hashrate across all Bitcoin mining locations to 1.2 EH/s upon installation and believes that it will allow CleanSpark to maximize its Bitcoin production while maintaining all aspects of the Company’s ESG-based mining philosophy.

Coinmint operates the largest private digital currency data center in the world. The power is primarily derived from hydroelectric power, and, including all sources, achieves an energy mix that is 94% carbon-free. Coinmint is focused on all aspects of environmental, social and corporate governance (“ESG”); in addition to operating a site powered primarily by renewable energy, Coinmint focuses on sustainability and providing jobs within their community. Additionally, CleanSpark and Coinmint intend to collaborate on further expansion of their green energy initiatives, with a goal of reaching 100% renewable power.

Coinmint CFO Michael Maloney stated, “Space and power for mining is in high demand, but we choose our partners carefully, we selected CleanSpark as a partner due to their alignment on ESG and sustainable mining practices. Coinmint is uniquely positioned in the market to offer sizable amounts of energy and superior operational excellent to cryptocurrency miners focused on green energy. We also are looking into to transforming the remaining 6% of non-renewable energy with onsite renewables and we believe CleanSpark is the right partner to help us achieve this goal. Coinmint looks forward to working with their energy professionals and proprietary energy solutions to expand our renewable energy infrastructure.”

CleanSpark President and CEO Zach Bradford added, “This is a very exciting opportunity for CleanSpark. We are pleased to align ourselves with a company that has a similar ESG approach and a strong history of performance as a mining service provider. We anticipate that this agreement will enable us to expedite the time to reach 1.2 EH/s. All of our recent shipments of mining rigs have arrived as agreed under our purchase agreements. Over the course of the next three months, we plan to redirect our shipments to the Coinmint facilities to maximize the contracted 25 MW of clean power. Once we have reached full allocated capacity under the Coinmint agreement, we will then direct shipments of the new units to our Atlanta facilities.”

Mr. Bradford further commented, “The 30MW energy expansion of our wholly-owned facilities is progressing and will be finalized in the coming months to bring our Atlanta facilities to 50MW of total capacity. We intend to deploy miners to utilize the total available capacity in Atlanta with the units scheduled to arrive between September 2021 and January 2022. Upon installation, CleanSpark’s total deployed hashrate is expected to exceed to 2.1 EH/s. Due to the rapid exodus of Chinese miners, an industry-wide shift has taken place, and we believe that this is the perfect time to align with a partner to secure additional capacity to create flexibility and sustainability in our overall operations. This partnership is expected to provide us additional flexibility over time with a like-minded partner to continue the growth of our mining operations. We anticipate that this flexibility will allow us to continue to deploy capital on new facilities and power expansion. The CleanSpark energy team is excited by the opportunity to support Coinmint in achieving their goal of 100% carbon-free operations, an objective shared across all of our business units.”

Since the acquisition of ATL Data Centers, CleanSpark has exceeded 470 PH/s in hashrate capacity, mined more than 410 Bitcoins, and is currently mining an average of more than four (4) Bitcoins per day. For more information about CleanSpark’s Bitcoin operation, visit https://www.cleanblok.com/.

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software, controls and technology solutions to solve modern energy challenges. CleanSpark has a suite of software solutions that provides end-to-end microgrid energy modeling, energy market communications, and energy management solutions. CleanSpark's offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.

The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facility outside of Atlanta, Georgia. For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

About Coinmint

Coinmint designs, builds and manages large-scale, secure and sustainable data centers across the United States. Since 2016, these centers have focused on the production of efficient computational processing power (or hash rate) as well as the creation of digital asset infrastructure - principally in the form of Bitcoin and other leading digital currencies. In 2017, Coinmint acquired the Alcoa East Facility to supply its 435 Megawatt mining center, making it the world's largest green digital currency data processor, based on capacity. Find out more at www.coinmint.one

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Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, operating results, business strategy, partnership with Coinmint, deployment of miners, digital currency mining activities, the growth of its facilities and other statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contacts:

Investor Relations:

CleanSpark, Inc.

Investor Relations

(801) 244-4405

Press:

Trish DaCosta

KCD PR

Cleanspark@kcdpr.com

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